Exhibit 99.1

FOR IMMEDIATE RELEASE
March 21, 2017

Mammoth Enters into Agreements for Multiple Acquisitions
Integrated Model to Expand through the Acquisition of Taylor Frac and Two Oil Field Service Businesses in All-stock Transactions

OKLAHOMA CITY, OKLAHOMA, March 21, 2017 (GLOBE NEWSWIRE) -- Mammoth Energy Services, Inc. ("Mammoth" or the "Company") (NASDAQ: TUSK) announced today that it has entered into definitive agreements to acquire Sturgeon Acquisitions, LLC (which owns Taylor Frac, LLC, Taylor Real Estate Investments, LLC and South River Road, LLC collectively referred to as “Taylor Frac” or “Taylor”), Stingray Energy Services, LLC and Stingray Cementing, LLC for seven million shares of common stock. Mammoth anticipates closing the transactions in May 2017, subject to regulatory approval and other closing conditions.

Key Highlights of the Transactions:

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Taylor Frac owns a 0.7 million ton per year sand mine and processing plant with 37.1 million tons of recoverable reserves, 73% of which is more highly valued fine sand grades. Mammoth plans on expanding the Taylor facility to 1.75 million tons per year by year-end 2017 at an estimated cost of $23 million.

•	Stingray Energy Services and Stingray Cementing, combined, offer services in fresh water transfer, equipment rental, re-fueling as well as cementing and operate primarily in the Appalachian basin

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Total consideration of $133.8 million, including 7.0 million shares of common stock valued at approximately $133.4 million based on the closing price of $19.06 per share for Mammoth’s common stock on March 20, 2017, and the assumption of $7.3 million in debt and offset by a positive working capital balance of $6.9 million as of February 28, 2017.

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Immediately accretive with minimal integration costs. Including the expansion to 1.75 Mtpa, we estimate these businesses will generate EBITDA of approximately $15.0 million in 2017 and $40.6 million in 2018, based on current sand prices. This suggests a 2018 acquisition multiple of 3.3x EBITDA.

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The addition of sand mining, processing and logistics, as well as water transfer, refueling, equipment rentals and cementing, all of which primarily operate in the northeast, will further expand and integrate Mammoth’s service offerings.

Arty Straehla, Chief Executive Officer, commented, “The pending acquisitions of Taylor Frac, Stingray Energy Services and Stingray Cementing represent a natural step for Mammoth to continue to expand its integrated service offering. Taylor Frac will provide surety of sand supply for our expanding pressure pumping fleet as well as broaden our service offerings to our customer base. Once the expansion of the Taylor facility is completed at year end 2017, Mammoth is expected to have sand processing capacity of approximately 2.45 million tons per year to support our six high pressure pumping fleets. Given the increasing demand for sand, we believe this will differentiate our service offering, giving our customers confidence that their wells will be completed without the need to source sand from third-parties. We believe Taylor’s costs per ton are among the lowest in the industry at approximately $10 to $12 per ton. In addition, Taylor’s fine grade sands are strategically located on the Canadian National Railway affording us direct access to our transloads in Ohio. We believe that over the coming months we will continue to see increasing demand for pressure pumping, sand and logistics services and that the Taylor acquisition will support our ability to meet this increased demand.”

Taylor Frac

Taylor Frac’s facilities include a wet and dry plant located on 393 acres in Taylor, Wisconsin. As of December 31, 2016, Taylor had proven reserves of 37.1 million tons of high quality Northern White Jordan Substrate frac sand which meets or exceeds all API standards including solubility, turbidity, roundness, sphericity and crush resistance. With approximately 73% of the reserves higher demand fine grades of 40/70 and 100 mesh, Taylor is well positioned to support the shift to finer grade sands in today’s well completion recipes.

The current capacity of the dry plant is 0.7 Mtpa, which is operating at full utilization. Mammoth plans to expand capacity at the dry plant to 1.75 Mtpa, which is expected to be completed by year-end 2017 at a cost of approximately $23 million. Taylor’s facilities are located on the Canadian National Railway (CN), which provides a cost effective solution to the Appalachian Basin (Utica, Marcellus) and Western Canada. As part of the plant expansion, the capacity of the transload facility will be expanded to accommodate 400 rail cars per day (up from 200 today). Taylor has existing rail car leases in place and when combined with the rail cars leased through Muskie upon completion of this transaction, Mammoth estimates it will have approximately 1,500 rail cars leased at competitive rates.

Stingray Energy Services and Stingray Cementing

Stingray Energy Services operates primarily in the Appalachian Basin providing fresh water transfer, produced water filtration, rental equipment and re-fueling operations in support of drilling, completion and production activities. The company’s water transfer division is capable of providing fresh water for completion operations on multiple locations simultaneously with more than 30 miles of lay flat hose and associated equipment. As of March 17, 2017, there were 250 pieces of equipment rented on 63 separate pads in the Appalachian Basin with 27 locations utilizing Stingray Energy’s re-fueling services.

Stingray Cementing operates primarily in the Appalachian Basin providing cementing services in support of drilling operations. The company owns and operates five twin cementers and associated equipment. The company was formed in 2012 and continues to grow in support of customer demand. It recently expanded capacity by 66% in response to strong customer demand and has been operating at or near full utilization.

Transaction Details

The definitive agreement for the acquisition of Sturgeon is with Gulfport Energy Corporation (“Gulfport”), Rhino Exploration LLC and an entity affiliated with Wexford Capital LP (“the Wexford Affiliate”). The definitive agreements for the acquisition of Stingray Energy Services and Stingray Cementing are with the Wexford Affiliate and Gulfport.

Under the terms of the agreements Mammoth will issue an aggregate of 7.0 million shares of common stock based on the pro-rata ownership of the acquired businesses. Based upon a closing price of Mammoth’s common stock of $19.06 per share on March 20, 2017, the value of the transaction is approximately $133.8 million, including the assumption of $7.3 million in debt and offset by a positive working capital balance of $6.7 million as of February 28, 2017.

Conference Call Information

Mammoth will host a conference call on Tuesday, March 21, 2017 at 12:00 p.m. EST to discuss the pending acquisitions of these businesses. The telephone number to access the conference call is (844) 265-1561 or international dial in (216) 562-0385. The conference ID for the call is 92189169. Mammoth encourages those who would like to participate in the call to dial in approximately 5 minutes prior to the start. A webcast of the conference call as well as accompanying slides will be available on the company’s website www.mammothenergy.com under the “investors” section.

Investor Relations Contact:

Don Crist, Director Investor Relations, (405) 608-6048 dcrist@mammothenergy.com

About Mammoth Energy Services, Inc.

Mammoth is an integrated, growth-oriented oilfield service company serving companies engaged in the exploration and development of North American onshore unconventional oil and natural gas reserves. Mammoth’s suite of services includes pressure pumping services, well services, natural sand proppant services, contract land and directional drilling services and other energy services. Other energy services currently consists primarily of remote accommodation services. For additional information about Mammoth, please visit our website at www.mammothenergy.com, where we routinely post announcements, updates, events, investor information and presentations and recent news releases.

Forward-Looking Statements and Cautionary Statements

This news release (and any oral statements made regarding the subjects of this release, including on the conference call announced herein) contains certain statements and information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “plan,” “estimate,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements, estimates and projections regarding our business outlook and plans, future financial position, liquidity and capital resources, operations, reserves, performance, acquisitions, returns, capital expenditure budgets, costs and other guidance regarding future developments. Forward-looking statements are not assurances of future performance. These forward-looking statements are based on management’s current expectations and beliefs, forecasts for our existing operations, experience, and perception of historical trends, current conditions, anticipated future developments and their effect on us, and other factors believed to be appropriate. Although management believes that the expectations and assumptions reflected in these forward-looking statements are reasonable as and when made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all). Moreover, our forward-looking statements are subject to significant risks and uncertainties, including those described in our reports filed with the Securities and Exchange Commission, including our form 10-K for the year-ended December 31, 2016, many of which are beyond our control, which may cause actual results to differ materially from our historical experience and our present expectations or projections which are implied or expressed by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, failure to close one or more of the Sturgeon, Stingray Energy Services or Stingray Cementing acquisitions, risks relating to economic conditions; volatility of crude oil and natural gas commodity prices; delays in or failure of delivery of current or future orders of specialized equipment; the loss of or interruption in operations of one or more key suppliers or customers; oil and gas market conditions; the effects of government regulation, permitting and other legal requirements, including new legislation or regulation of hydraulic fracturing; operating risks; the adequacy of our capital resources and liquidity; weather; litigation; competition in the oil and natural gas industry; and costs and availability of resources.

Readers are cautioned not to place undue reliance on any forward-looking statement which speaks only as of the date on which such statement is made. We undertake no obligation to correct, revise or update any forward-looking statement after the date such statement is made, whether as a result of new information, future events or otherwise, except as required by applicable law.